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As filed with the Securities and Exchange Commission on May 27, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-2046833 (I.R.S. Employer Identification No.)

5251 DTC Parkway
Suite 1400
Greenwood Village, Colorado 80111
(303) 220-0100
(Address of principal executive offices)

CIBER, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of plan)

With copies to:

Mac J. Slingerlend
Chief Executive Officer
5251 DTC Parkway, Suite 1400
Greenwood Village, Colorado 80111
(303) 220-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Paul Hilton, Esq. Hogan & Hartson L.L.P. One Tabor Center, Suite 1500 1200 Seventeenth Street Denver, Colorado 80202 303-899-7300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $0.01 per share ("Common Stock")	2,000,000 shares	$8.19	$16,380,000	$2,075

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the CIBER, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effectuated without the Company's receipt of consideration which results in an increase in the number of outstanding shares of the Company's Common Stock.

(2)
Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Company's Common Stock on May 20, 2004, as quoted on The New York Stock Exchange.

EXPLANATORY NOTE

        Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 covers the registration of 2,000,000 additional shares of Common Stock of CIBER, Inc., a Delaware corporation (the "Company") issuable pursuant to the CIBER, Inc. Employee Stock Purchase Plan. As permitted by Rule 429, the Prospectus that contains the information required pursuant to Section 10(a) of the Securities Act, as amended (the "Securities Act"), and that relates to this Registration Statement, is a combined Prospectus that also relates to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on December 29, 1994 (No. 33-87978), a Registration Statement on Form S-8, filed with the Commission on April 21, 1997 (No. 333-25543), a Registration Statement on Form S-8, filed with the Commission on May 22, 2001 (No. 333-61388), and a Registration Statement on Form S-8, filed with the Commission on June 27, 2002 (No. 333-91368) which registration statements also relate to the CIBER, Inc. Employee Stock Purchase Plan. The contents of such registration statements are incorporated herein by reference.

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        Exhibit Index.    The Exhibit Index is located on page 5 of this document.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on May 27, 2004.

CIBER, INC.
By:	/s/ MAC J. SLINGERLEND Mac J. Slingerlend President and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mac J. Slingerlend, David G. Durham and Christopher L. Loffredo with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BOBBY G. STEVENSON Bobby G. Stevenson	Chairman and Director	May 27, 2004
/s/ MAC J. SLINGERLEND Mac J. Slingerlend	President/Chief Executive Officer/Secretary and Director (Principal Executive Officer)	May 27, 2004
/s/ DAVID G. DURHAM David G. Durham	Senior Vice President/Chief Financial Officer and Treasurer (Principal Financial Officer)	May 27, 2004
/s/ CHRISTOPHER L. LOFFREDO Christopher L. Loffredo	Vice President/Chief Accounting Officer (Principal Accounting Officer)	May 27, 2004

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/s/ JAMES A. RUTHERFORD James A. Rutherford	Director	May 27, 2004
/s/ ARCHIBALD J. MCGILL Archibald J. McGill	Director	May 27, 2004
/s/ JAMES C. SPIRA James C. Spira	Director	May 27, 2004
/s/ GEORGE A. SISSEL George A. Sissel	Director	May 27, 2004
/s/ PETER H. CHEESBROUGH Peter H. Cheesbrough	Director	May 27, 2004

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Hogan & Hartson LLP.
23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney. Included on Signature Page.

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX